EXHIBIT 10.4

August 4, 2025

Via Electronic Mail

CONFIDENTIAL

Kristen Lee

[Address Redacted]

Dear Kristen:

This Confidential Transition Agreement and General Release (the “Agreement”) will confirm the arrangements we have discussed concerning the termination of your employment with SmartRent Technologies, Inc. (formerly SmartRent.com, Inc.) (the “Company”). The Agreement constitutes our entire understanding regarding the terms of your separation and supersedes any other agreement between you and the Company, except as otherwise provided below. Your last day of work with the Company and your employment termination date is expected to be August 15, 2025 (your actual employment termination date, the “Separation Date”).

1.
Accrued Benefits. Within six (6) calendar days following the Separation Date or at the end of the next pay period following the Separation Date, whichever is sooner, the Company will pay you all accrued salary earned through the Separation Date, subject to standard payroll deductions and withholdings. You will be reimbursed for all reasonable business expenses you incurred through the Separation Date in accordance with the Company’s expense reimbursement policies. You must submit, on or before the Separation Date, your request for reimbursement for any such expenses, accompanied by proper documentation, to Heather Auer, Chief Human Resources Officer, of the Company. No expenses submitted for reimbursement after the Separation Date will be paid by the Company. The payments discussed in this Section shall hereinafter be considered “Accrued Benefits” and will be paid to you regardless of whether or not you execute this Agreement.
2.
Health Coverage. If you are currently participating in the Company’s group health insurance plans, your participation as an employee will end on the last day of the month in which the Separation Date occurs. Thereafter, to the extent provided by the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. You will receive a separate notice explaining your right to continuation and conversion of your health benefits under COBRA and/or any applicable state law.
3.
Other Company Benefits / Equity Awards. Except for the COBRA benefits described in Section 2 above, as of the Separation Date, any benefits you had as of the Separation

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Date under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law or any applicable plan documents. You previously were granted certain equity awards covering shares of the Company’s Class A common stock under the Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”) and applicable award agreements thereunder (the “Equity Awards” and such 2021 Plan and agreements, the “Award Documents”). You and the Company agree that your Equity Awards will cease vesting as of the Separation Date. Further, and except as provided in the applicable Award Documents, any Equity Awards or portions thereof that have not vested through the Separation Date will be forfeited permanently and you will have no further rights with respect to such Equity Awards (or portions thereof).
4.
Return of Company Property. You agree that you have returned, or will return not later than three (3) days after the Separation Date, to the Company (i) any and all Company property that you have in your possession or control (including but not limited to Company computers, keys, software, credit cards, network access devices, cell phones, electronic storage devices, tools, equipment) and (ii) any and all originals or copies of any Company documents (and all copies thereof) that you have in your possession or control, including but not limited to any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). You agree that you will make a diligent search to locate any such documents, property and information within the required timeframe. In addition, if you have used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, then within five (5) business days after the Separation Date, you must provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and you agree to provide the Company access to your system as requested to verify that the necessary copying and/or deletion is done. You agree that, after the applicable timeframes noted above, you will neither use nor possess Company property.
5.
Post-Employment Obligations. As you know, pursuant to that certain Employee Confidentiality and Proprietary Rights Agreement dated January 22, 2025 by and between you and the Company (the “Confidentiality Agreement”), among other things, you: (a) assigned all of your right, title, and interest in and to all Company-related intellectual property to the Company, (b) retained no right to use such intellectual property, and (c) may not use or disclose any confidential or proprietary information relating to the Company. You are also reminded of the restrictive covenants in Section 10 of the Employment Agreement (the “Restrictive Covenants”), to which you remain bound. You are hereby reminded that the Company expects your strict adherence with all obligations and restrictions set forth in the Confidentiality Agreement and the Restrictive Covenants. By signing below, you acknowledge and agree that the Confidentiality Agreement and Restrictive Covenants remain in effect following the Separation Date, and agree to comply with the obligations and restrictions set forth therein.

EXHIBIT 10.4

6.
Severance Payment. In consideration for your execution, non-revocation and compliance with this Agreement in accordance with its terms, and subject to the provisions of Section 16 of this Agreement, the Company agrees to provide you with a one-time severance payment in the amount of $100,000.00, less all appropriate federal and state income and employment taxes, to be paid in a lump sum on the first regular payday occurring after the effective date of the Agreement (the “Severance Payment”). You acknowledge that without this Agreement, you are not otherwise entitled to the Severance Payment.
7.
No Further Payments or Benefits. You acknowledge that, except as expressly set forth above, you have not earned and will not receive any compensation, including without limitation, salary, bonus, commissions, severance or any benefits before or after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account). You further acknowledge that the Severance Payment represents full and complete satisfaction of any severance obligations the Company has to you under the Amended and Restated Employment Agreement between you and the Company dated January 22, 2025 (the “Employment Agreement).
8.
Company Affiliation. Subject to the “Protected Activity Not Prohibited” section below, as of the Separation Date, you are not to hold yourself out as an employee or representative of the Company, or to contact any of the Company’s customers, potential customers or business partners regarding the Company or its business. Without limiting the foregoing, you specifically agree that, within three (3) days of the Separation Date, you will update any and all social media accounts you access, use or maintain to reflect the fact that you are no longer employed by the Company. For purposes of this Section, social media accounts include but are not limited to Facebook, LinkedIn, Instagram, Twitter and Four Square.
9.
General Release of All Claims.
a.
General Release. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, including but not limited to the Severance Payment described in Section 6 above, and except as otherwise set forth in this Agreement, you, on behalf of yourself and, to the extent permitted by law, on behalf of your spouse, heirs, executors, administrators, assigns, and other persons or entities acting or purporting to act on your behalf, hereby generally and completely release, acquit and forever discharge the Company, its parents and subsidiaries, and its and their current and former directors, officers, employees, agents, attorneys, benefit plans, insurers, shareholders, agents, successors, affiliates, and assigns (collectively, the “Released Parties”) of and from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the Separation Date (collectively, the “Released Claims”). THIS IS A GENERAL RELEASE OF ALL CLAIMS. For the purpose of implementing a full and complete release, you expressly acknowledge that the releases given in this Agreement are intended to include, without limitation, claims that you did not know or suspect to exist in your favor at the time of the date of your execution of this Agreement, regardless of whether the knowledge of such claims, or the facts upon with they might be based, would have

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materially affected the settlement of this matter; and that the Severance Payment provided under this Agreement was also for the release of those claims and contemplates the extinguishment of any such unknown claims.
b.
Scope of Release. Without limiting the generality of the foregoing, the Released Claims include but are not limited to: (i) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, incentive compensation, expense reimbursements, severance, fringe benefits, stock, stock options, or any other ownership interests; (iii) all contract claims; (iv) all tort claims, including claims for defamation, fraud, emotional distress, and negligence; and (v) all claims for discrimination, harassment, retaliation, other claims arising under any local, state or federal law, constitution, ordinance, or regulation, including but not limited to, the Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Age Discrimination in Employment Act; the Family and Medical Leave Act; the Equal Pay Act; the Employee Retirement Income Security Act of 1974; the Civil Rights Act of 1991; Section 1981 of U.S.C. Title 42; the Worker Adjustment and Retraining Notification (WARN) Act; the National Labor Relations Act (the “NLRA”); the Uniformed Services Employment and Reemployment Rights Act; the Arizona Employment Protection Act; the Arizona Equal Pay Act; the Arizona Right to Work Act; the Arizona Workplace Harassment Law; the Arizona Occupational Health and Safety Act; the Arizonians with Disabilities Act; the Arizona Civil Rights Act; and any and all state minimum wage laws, equal pay laws, civil rights laws, occupational health and safety laws, drug testing laws, and any other laws against discrimination or applicable to employment that may be the subject of a release under applicable law. Notwithstanding the foregoing, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner.
c.
Excluded Claims. Notwithstanding the broad scope of the general release, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification you may have pursuant to any written indemnification agreement with the Company to which you are a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; (ii) any rights that, as a matter of law, whether by statute or otherwise, may not be waived, such as claims for workers’ compensation benefits or unemployment insurance benefits; however, to the extent permitted by law, you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on any Excluded Claims in which any of the Released Parties is a party; (iii) any claims for breach of this Agreement; and (iv) any right you may have to receive the name and address of any consumer reporting agency that has furnished a consumer report to the Company.
10.
Acknowledgement. By your signature below, you represent that: (a) the consideration given to you in exchange for the waiver and release in this Agreement is in addition to anything of value to which you were already entitled; (b) you are not aware of any unpaid wages, severance, vacation, benefits, commissions, bonuses, expense reimbursements, or other amounts

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owed to you by the Company, other than the Accrued Benefits and the Severance Payment specifically promised in Section 6 of this Agreement; (c) you have not been denied any request for leave to which you believe you were legally entitled; (d) you are knowingly and voluntarily executing this Agreement waiving and releasing any claims you may have as of the date you execute it; and (e) you have not assigned or transferred, or purported to assign or transfer, to any person, entity, or individual whatsoever, any of the Released Claims. You affirm that you have not filed or caused to be filed, and are not presently a party to, a Released Claim against any of the Released Parties. You further affirm that you have no known workplace injuries or occupational diseases for which you have not already filed a claim.
11.
Protected Activity Not Prohibited. Nothing in this Agreement or the Confidentiality Agreement prevents you from filing, cooperating with, or participating in any proceeding before the Securities and Exchange Commission, Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Arizona Civil Rights Division, or any other similar state or local agency, or from exercising any rights pursuant to Section 7 of the NLRA, or from taking any action protected under the whistleblower provisions of any federal securities law, none of which activities shall constitute a breach of the release, cooperation, non-disparagement or confidentiality clauses of this Agreement. You acknowledge and agree, however, that you are waiving, to the fullest extent permitted by law, your right to any monetary recovery should any governmental agency or entity pursue any claims on your behalf; provided that nothing in this Agreement limits any right you may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission. You acknowledge that your release hereunder is not barred or void under Arizona or other applicable state law. Further, nothing in this Agreement or the Confidentiality Agreement shall in any way limit or prohibit you from doing any of the following in relation to a violation or an alleged violation of Arizona Revised Statutes Title 13, Chapter 14 or 35: (1) responding to a peace officer’s or a prosecutor’s inquiry, or (2) making a statement not initiated by you in a criminal proceeding.
12.
Non-Disparagement. You understand and agree that your entitlement to the Severance Payment described in Section 6 of this Agreement is conditioned upon your continued cooperation with the Company. Subject to the “Protected Activity Not Prohibited” section above, you agree to refrain from taking any action, and/or making any statement (oral or written) that disparages or criticizes any of the Released Parties, in any manner likely to be harmful to them or their respective businesses or reputations. This provision applies to all of your interactions with third parties, including without limitation any conversations or correspondence that you might have with organizations, governmental entities, and/or persons with whom the Company engages in business, as well as with employees of the Company. You understand that this provision does not apply on occasions when you are subpoenaed, compelled or ordered by a court or other governmental authority to testify or give evidence and must, of course, respond truthfully.
13.
Confidentiality of Agreement. Subject to the “Protected Activity Not Prohibited” section above, this Agreement, its contents and all information pertaining to its negotiations shall remain confidential, and you agree that you will not disclose this Agreement or its contents to any person, other than your spouse or significant other, and your legal or tax advisor, as may otherwise

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be required by law, or as may be necessary to challenge an alleged breach of this Agreement in a court of competent jurisdiction.
14.
Cooperation. The parties agree that certain matters in which you have been involved during your employment may necessitate your cooperation with the Company in the future. Accordingly, during the twelve (12) month period immediately following the Separation Date, to the extent reasonably requested by the Company, you agree to cooperate in connection with matters arising out of your service to the Company; provided that, the Company will make reasonable efforts to minimize disruption of your other activities. The Company shall reimburse you for reasonable out-of-pocket expenses (not including attorneys’ fees) incurred in connection with such cooperation and authorized in writing by the Company in advance of being incurred.
15.
No Admission. This Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.
16.
Section 409A. The Company is offering severance to you in reliance on Treasury Regulation Section 1.409A-1(b)(9) and the short-term deferral exemption in Treasury Regulation Section 1.409A-1(b)(4), and this Agreement will be construed to the greatest extent possible as consistent with those provisions. If not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A of the Internal Revenue Code, as amended, and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”), and incorporates by reference all required definitions and payment terms. Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under Section 6 of this Agreement shall not commence unless and until you have also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h)). Any payments made in reliance on Treasury Regulation Section 1.409A-1(b)(4) will be made not later than March 15 of the year following the year in which your “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)) occurred. For purposes of Section 409A, your right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding the foregoing, if and to the extent necessary to avoid subjecting you to an additional tax under Section 409A, any payments or benefits deemed to be separation-related deferred compensation (within the meaning of Section 409A), whether under this Agreement or any other arrangement, payable to you will be delayed until the date that is six (6) months and one (1) day following your separation from service (within the meaning of Section 409A), except that in the event of your death, any such delayed payments will be paid as soon as practicable after the date of your death, and in each case all subsequent payments and benefits will be payable in accordance with the payment schedule applicable to such payment or benefit. Further, and notwithstanding Section 6 of this Agreement, in the event the Severance Payment described in Section 6 is subject to the requirements of Section 409A, and the period during which you may review and sign this Agreement begins in one calendar year and

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ends in a subsequent calendar year, the Severance Payment will not be paid until the subsequent calendar year. In no event will the Released Parties have any liability or obligation to reimburse, indemnify or hold you harmless for any taxes or costs that may be imposed on or incurred by you as a result of Section 409A. In no event will you have discretion to determine the taxable year of payment of any separation-related payments.
17.
Contingent Separation Benefits. THE COMPANY’S CONTINUING OBLIGATIONS UNDER THIS AGREEMENT ARE CONTINGENT UPON YOUR COMPLIANCE WITH ALL TERMS AND CONDITIONS PROVIDED FOR HEREIN. IN THE EVENT THAT YOU BREACH ANY OF YOUR OBLIGATIONS UNDER THIS AGREEMENT, YOU AGREE THAT THE COMPANY MAY CEASE MAKING ANY PAYMENTS DUE UNDER THIS AGREEMENT, AND RECOVER ALL PAYMENTS ALREADY MADE UNDER THIS AGREEMENT, IN ADDITION TO ALL OTHER AVAILABLE LEGAL REMEDIES.
18.
Specific Performance; Further Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Your obligations under this Agreement are of a unique character that gives them particular value; your breach of any of such obligations will result in irreparable and continuing damage to the Company. The Company will be entitled to injunctive relief and/or a decree for specific performance, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief. You agree that if the Company is successful in whole or part in any legal or equitable action against you under this Agreement, you agree to pay all of the costs, including reasonable attorney’s fees, incurred by the Company in enforcing the terms of this Agreement.
19.
Miscellaneous. You acknowledge that this Agreement is a full and accurate embodiment of the understanding between you and the Company, and that it supersedes any prior agreements or understandings made by the parties, including, but not limited to, the Employment Agreement, except any confidentiality, non-disclosure, non-competition, non-solicitation, trade secret, and/or assignment of inventions and other intellectual property provisions to which your employment was subject, including any other agreement specifically referenced herein, including the Confidentiality Agreement and the Restrictive Covenants set forth in Section 10 of the Employment Agreement, which will remain in effect subsequent to the execution of this Agreement. The terms of this Agreement may not be modified, except by mutual consent of the parties or by a court of competent jurisdiction. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, and your and its heirs, successors and assigns. Executed originals transmitted electronically as PDF files (or their equivalent) shall have the same force and effect as a signed original.

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20.
Governing Law; Venue. This Agreement shall be deemed to be made under, and shall be construed solely in accordance with the laws of the State of Arizona, without giving effect to any state or federal principles of conflicts of law. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business in Arizona. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.
21.
Acknowledgment of Full Understanding. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE FULLY READ, UNDERSTAND AND VOLUNTARILY ENTERED INTO THIS AGREEMENT. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE BEEN ADVISED TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF YOUR CHOICE BEFORE SIGNING THIS AGREEMENT. YOU FURTHER ACKNOWLEDGE THAT YOUR SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE COMPANY FROM ANY AND ALL CLAIMS.

If this Agreement is acceptable to you, please sign below and return it to me within twenty-one (21) days of the date you receive it. In the event you sign and return it before the 21-day deadline, by signing below you acknowledge that you have knowingly and voluntarily chosen to waive the time period allotted for considering the Agreement. Once the agreement is signed, you have a 7-day revocation period to revoke your signature in writing to Heather Auer, Chief Human Resources Officer. The Company’s offer with respect to the Severance Payment contained herein will automatically expire if you do not sign and return the fully signed Agreement within this timeframe, and you will not be eligible for the Severance Payment as set forth above. This Agreement will become effective on the eighth (8th) day after you sign it, so long as you have not revoked it before such time.

In the event this proposal is not acceptable to you, your employment with the Company will nevertheless terminate as of the Separation Date. In that event, you will not be entitled to the benefits or compensation stated above, other than the Accrued Benefits that the Company is required by law to provide.

We wish you the best of success and personal and professional fulfillment in the future.

Sincerely,

EXHIBIT 10.4

SmartRent Technologies, Inc.

By: /s/ Heather Auer

Heather Auer

Chief Human Resources Officer

I HAVE READ THE FOREGOING AGREEMENT, AND I FULLY UNDERSTAND ITS TERMS. I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM WAIVING AND RELEASING ANY RIGHTS I MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (“ADEA”). NOTHING HEREIN PREVENTS OR PRECLUDES ME FROM CHALLENGING OR SEEKING A DETERMINATION IN GOOD FAITH OF THE VALIDITY OF THE WAIVER UNDER THE ADEA, NOR DOES IT IMPOSE ANY CONDITION PRECEDENT, PENALTIES, OR COSTS FOR DOING SO, UNLESS SPECIFICALLY AUTHORIZED BY FEDERAL LAW. I AM SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, HAVING BEEN GIVEN A FULL AND FAIR OPPORTUNITY TO CONSIDER IT AND AFTER HAVING BEEN ADVISED TO CONSULT WITH LEGAL ADVISORS OF MY CHOICE.

AGREED AND ACCEPTED:

/s/ Kristen Lee 8/4/2025

Kristen Lee Date